                                                             Exhibit No. EX-99.e

                             DISTRIBUTION AGREEMENT

                                The Barrett Funds

     This DISTRIBUTION AGREEMENT, made as of the 1st day of January 2007, by and between The Barrett Funds  ("Investment  Company"),  a Delaware statutory trust, and Legg Mason Investor Services, LLC, a limited liability corporation organized and existing under the laws of the State of Delaware ("Distributor").

     WHEREAS,  the  Investment  Company is registered  with the  Securities  and
Exchange Commission ("SEC") as an open-end  management  investment company under the  Investment  Company  Act of 1940,  as  amended  (the "1940  Act"),  and has registered its shares of the series thereof listed on Appendix A ("Shares"),  as it may be amended from time to time by  agreement  between the  Distributor  and
Investment  Company (each such series thereof,  as appropriate,  a "Fund"),  for sale to the public  under the  Securities  Act of 1933,  as  amended  (the "1933
Act"), and filed appropriate notices under various state securities laws; and

     WHEREAS,  the  Distributor  is  registered  as a  broker-dealer  under  the
Securities  Exchange  Act of 1934,  as amended  (the "1934  Act") and under each state's  securities  laws,  and is also a member of the National  Association of
Securities Dealers, Inc. ("NASD"); and

     WHEREAS,  the Investment  Company  wishes to retain the  Distributor as the principal underwriter in connection with the offering and sale of the Shares and to furnish certain other services to the Investment Company as specified in this
Agreement; and

     WHEREAS,  this  Agreement  has  been  approved  by  separate  votes  of the
Investment  Company's Board of Trustees ("Board") and of those Board members who are not  "interested  persons"  of the  Investment  Company  or  parties  to the
Agreement and who have no direct or indirect financial interest in the operation of a plan of  distribution  adopted  pursuant  to Rule 12b-1  under the 1940 Act
("Plan")  of the Fund or in any  agreements  related to such plan  ("Independent
Board Members") in conformity with Section 15 of, and Rule 12b-1 under, the 1940
Act; and

     WHEREAS,  the  Distributor  is willing and able to furnish such services on the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein contained, it is agreed as follows:

     1. (a) The Investment  Company hereby appoints the Distributor as principal underwriter  and  distributor in connection with the offering and sale of Shares of the  Fund  to the  public  directly  and  through  registered  and  qualified
securities    dealers,    banks   and   other    intermediaries    (collectively
"Intermediaries"),  and the Distributor hereby accepts such appointment,  on the terms and for the period set forth in this Agreement. The Distributor,  as agent for the Investment  Company,  shall, in accordance  with applicable  federal and state law and the  organizational  documents of the  Investment  Company and the registration  statement most recently  filed by the Investment  Company with the
SEC and  effective  under  the  1940  Act and  1933  Act,  as such  Registration
Statement  may be  amended  or  supplemented  from  time to time  ("Registration
Statement"):  (i) promote the Fund;  (ii) solicit orders for the purchase of the
Shares  subject to such  terms and  conditions  as the  Investment  Company  may specify; and (iii) accept orders for the purchase of the Shares on behalf of the
Investment  Company  (collectively,  "Distribution  Services").  The Distributor shall comply with all applicable  federal and state laws and offer the Shares of the Fund on an agency or "best efforts" basis under which the Investment Company shall issue only such Shares as are actually sold.

     (b) The  Distributor  may pay for  ongoing  shareholder  liaison  services, including  responding to  shareholder  inquiries,  providing  shareholders  with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Conduct Rule
2820 or 2830 of the NASD (collectively, "Shareholder Services"), as appropriate.

     2. The  Distributor  may also enter into dealer or similar  agreements with qualified  Intermediaries  it may select  for the  performance  of  Distribution
Services  and  Shareholder  Services.   The  Distributor  may  also  enter  into
agreements  with   Intermediaries   and  other  qualified  entities  to  perform
recordkeeping,   shareholder  servicing  and  sub-accounting   services.   These
agreements for Distribution Services,  Shareholder Services, and record keeping, shareholder servicing and sub-accounting services shall not be inconsistent with the provisions and terms of this  Agreement.  In making such  arrangements,  the
Distributor  shall act only as  principal  and not as agent  for the  Investment
Company and shall ensure that the parties  with whom it makes such  arrangements agree to carry out their  responsibilities  in conformance with applicable laws, rules,  regulations,  and the provisions of the Fund's Registration Statement to the extent they are  applicable  to such parties and their  activities.  No such
Intermediary  is  authorized  to act as  agent  for the  Investment  Company  in connection  with the  offering  or sale of  Shares to the  public or  otherwise, except for the limited purpose of determining the time as of which  transactions in Shares are deemed to have been received.

     3. The  public  offering  price of the  Shares of the Fund shall be the net asset  value  per  share  (as  determined  by  the  Investment  Company)  of the outstanding  Shares of the Fund (or class thereof) next determined after receipt of an order by the  Fund or its  designated  agent  plus  any  applicable  sales charge, as described in the Registration Statement of the Investment Company.

     4.  As  compensation  for  providing   Distribution   Services  under  this
Agreement,  the Distributor  shall retain the sales charge, if any, on purchases of Shares or retain  deferred  sales charges upon  redemption of Shares,  as set forth in the  Registration  Statement.  The Distributor is authorized to collect the gross  proceeds  derived  from the sale of the  Shares,  remit the net asset value thereof to the Investment  Company upon receipt of the proceeds and retain the sales charge,  if any. The Distributor shall also be entitled to annual fees of $16,000 from the Fund,  one-twelfth of which shall be paid promptly after the last day of each month.  Such fees shall be paid to the  Distributor by the Fund pursuant to its Plan or, if Rule 12b-1  payments are not  sufficient to pay such fees, if the Plan is discontinued, or if the Fund's sponsor, Barrett Associates,
Inc.  otherwise  determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay the Distributor,  Barrett  Associates,  Inc. shall be responsible for the payment of the amount of such fees not  covered by Rule 12b-1  payments.
The Distributor may reallow any or all of the sales charges that it has received under  this  Agreement  to  such  Intermediaries  as it may  from  time  to time determine,  consistent with the  Registration  Statement and applicable law. The
Distributor may pay any or all of the distribution fees and service fees that it
has  received   under  this   Agreement   attributable   to  the  Fund  to  such
Intermediaries  as it may  from  time to time  determine,  consistent  with  the
Registration  Statement and applicable  law. The  Distributor  may securitize or borrow against amounts to be received by the Distributor  under a Plan, in which case payments of the fees under the Plan by the Fund may be made directly to the lender,  security-holder or an agent thereof pursuant to written instructions of the Distributor;  provided, however, that no such arrangement shall be deemed to give rise to any obligation on the part of a Fund or the Investment  Company, or its Board, to continue such payments in the face of a determination by the Board that such payments are not in the best interests of a Fund or its  shareholders, or to create any obligation of a Fund or the Investment Company to the lender.

     5. As used in this  Agreement,  the terms  "Prospectus"  and  "Statement of
Additional  Information"  shall mean,  respectively,  the form of prospectus and statement  of  additional  information  with  respect  to the Fund  filed by the
Investment Company as part of the Registration Statement, as they may be amended or supplemented from time to time.

     6. The Distributor  shall print and distribute to prospective  investors as required  by law current  Prospectuses,  and shall  print and  distribute,  upon request, to prospective  investors or current shareholders current Statements of
Additional   Information,   and  may  print  and  distribute  such  other  sales
literature,  reports,  forms and  advertisements in connection with the sale and offers of sale of the Shares as it deems  appropriate.  In connection  with such sales and offers of sale, the Distributor and any  Intermediary  shall give only such  information  and make  only  such  statements  or  representations  as are contained in the Fund's  Registration  Statement (to the extent not supplemented by a subsequent filing with the SEC), or in information  furnished in writing to the Distributor by the Investment  Company and intended for such use or approved in  writing  by  authorized  representatives  of the  Investment  Company or the
Investment Company's investment adviser, and the Investment Company shall not be responsible in any way for any other information,  statements or representations given or made by the Distributor,  or any  Intermediary.  Except as specifically provided  in this  Agreement,  the  Investment  Company  shall  bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     7. The Investment Company agrees at its own expense to register, qualify or determine the exemption for registration or qualification of the Shares with the
SEC,  state and other  regulatory  bodies,  and to prepare and file from time to
time  such  Registration  Statement,   amendments  thereto,  reports  and  other
documents as may be necessary to maintain the registration or qualification. The
Distributor and  Intermediaries  shall provide the Investment  Company  promptly with all information required for such registration or qualification.  Each Fund shall bear all expenses related to preparing and typesetting such  Prospectuses,
Statements of Additional  Information,  and other materials  required by law and such other expenses,  including  printing and mailing expenses,  related to such
Fund's communications with persons who are shareholders of that Fund.

     8. (a) The  Distributor  shall act as  distributor  of Shares in compliance with all applicable laws, rules and regulations,  including, without limitation, all rules and  regulations  made or adopted (i)  pursuant to the 1940 Act;  (ii)
pursuant  to the 1933  Act;  (iii)  pursuant  to the 1934  Act;  and (iv) by any
securities   association  registered  under  the  1934  Act,  including  without
limitation   the  NASD   Conduct   Rules  or  rules  of  any  other   applicable
self-regulatory organization. The Distributor shall offer the Shares, and accept purchases,  redemptions and exchanges for Shares,  in compliance with the Fund's
Registration Statement and applicable law.

     (b) The  Distributor  shall be responsible  for reviewing the  Registration
Statement of each Fund for compliance  with the  requirement of the NASD Conduct
Rules that an Investment  Company's prospectus contain disclosure of the details of any  arrangement  by which special cash  compensation  arrangements  are made available to an NASD member  distributing  the Investment  Company's  securities which are not made available on the same terms to all members who distribute the
Investment Company's securities.

     (c) The Distributor  shall adopt and follow procedures for the confirmation of sales to investors and  Intermediaries,  timeliness of orders, the collection of amounts payable by investors and Intermediaries on such sales, the correction of errors  related to  distribution  of Shares,  the  cancellation  of unsettled transactions,  and assisting  with the  solicitation  of proxies,  and any other matters  governed  by Rule 38a-1 under the 1940 Act (as may apply to a principal underwriter for a registered  investment  company),  each as may be necessary to
comply  with  the   requirements   of  the  NASD,   any  other   self-regulatory
organization,  and the federal and state securities laws. The Distributor  shall provide reports or other information to the Investment Company at the Investment
Company's reasonable request, including, without limitation,  reports related to the operation and implementation plan of the Fund's policies related to customer privacy, safeguarding of customer information,  sales and marketing practices or other policies and procedures of the Investment Company.

     (d) The Distributor shall review for regulatory  compliance purposes all of the Fund's  proposed  advertisements  and sales  literature  and shall file such materials with regulators,  as appropriate,  and consult with the Fund regarding any comments provided by regulators with respect to such materials. Prior to its public dissemination, Distributor agrees to submit to the Investment Company and receive  the  Investment  Company's  approval  for any  advertisement  or  sales literature related to the Investment Company or any Fund.

     (e)  The  Distributor,  consistent  with  its  regulatory  obligations  and internal  standards and policies shall serve as licensing and  regulatory  agent for employees of Barrett Associates,  Inc., the Investment  Company's investment adviser,  whose activities relating to the promotion of sales of Fund shares may require broker-dealer  registered  representative  status, and will maintain the registrations of those employees with the NASD.

     9.  The  Distributor   agrees  that  it  has  adopted  and  implemented  an
anti-money-laundering  program in  compliance  with the USA PATRIOT Act of 2001, the regulations  thereunder and NASD Conduct Rules, including without limitation
customer   identification  program  procedures  and  monitoring  for  suspicious
activity.   The  Distributor   additionally  agrees  that  it  has  adopted  and
implemented procedures to comply with applicable laws and regulations related to cash  transaction  reporting  requirements,  as well as monitoring and reporting under  FinCEN and other  government  watch  lists.) If the  Distributor  engages another  entity to act on its behalf with respect to its  anti-money  laundering
program,  (a  "Sub-Service   Provider"),   the  Distributor  will  remain  fully
responsible to the Fund for the acts and omissions of the  Sub-Service  Provider to the same extent as the  Distributor  is for its own acts and  omissions.  The
Distributor  consents to provide any government agency having  jurisdiction over the Fund: (i) information and records relating to the Distributor's provision of anti-money  laundering services to the Fund, and (ii) the ability to inspect the
Distributor for purposes of evaluating the Fund's compliance with its anti-money laundering  obligations  under  applicable  law. The  Distributor  shall provide reports,  certification or other information to the Investment  Company,  at the
Investment   Company's   reasonable  request,   related  to  the  operation  and
implementation of any of the Fund's anti-money laundering policies for which the
Distributor is responsible.

     10. (a) The  Investment  Company  agrees to indemnify,  defend and hold the
Distributor,  its officers,  directors and employees and any person who controls the  Distributor  within the  meaning  of  Section 15 of the 1933 Act,  free and harmless from and against any and all claims, demands,  liabilities and expenses
(including  the  reasonable  cost of  investigating  or  defending  such claims, demands or  liabilities  and any counsel fees incurred in connection  therewith)
which  the  Distributor,  its  officers,  directors  and  employees  or any such controlling  person  may  incur,  under  the  1933 Act or  under  common  law or otherwise,  arising  out of or based  upon any  alleged  untrue  statement  of a material fact contained in the Registration Statement or arising out of or based upon any  alleged  omission  to state a material  fact  required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall  anything  contained in this Agreement be construed so as to protect the  Distributor  or such other parties  against any liability to the Investment
Company or its shareholders to which the Distributor or such other parties would otherwise be subject by reason of willful misfeasance,  bad faith, or negligence in the performance of their duties, or by reason of reckless  disregard of their obligations  and  duties  under  this  Agreement,  and  further  provided  that, notwithstanding  the foregoing,  the Investment  Company shall not indemnify the
Distributor  or such other  parties if such  indemnification  obligation  arose, directly or indirectly, as a result of conduct set forth in paragraph 10(b). The
Distributor agrees that it shall look only to the assets of the applicable Fund, and not to any other series of the Investment  Company,  for satisfaction of any obligation created by this paragraph or otherwise arising under this Agreement.

     (b) The  Distributor  agrees to indemnify,  defend and hold the  Investment
Company, its several officers and Board members, and any person who controls the
Investment  Company  within the meaning of Section 15 of the 1933 Act,  free and harmless from and against any and all claims, demands,  liabilities and expenses
(including  the cost of  investigating  or  defending  such  claims,  demands or liabilities  and any counsel fees  incurred in connection  therewith)  which the
Investment  Company,  its  officers or Board  members,  or any such  controlling person  may  incur,  under the 1933 Act or under  common  law or  otherwise,  on account of any act of the Distributor or its directors,  officers,  employees or agents constituting willful  misfeasance,  bad faith, or, negligence or a breach of this Agreement or arising out of or based upon any alleged  untrue  statement of a  material  fact  contained  in  information  furnished  in  writing  by the
Distributor to the Investment  Company for use in the Registration  Statement or
arising  out of or based upon any alleged  omission to state a material  fact in connection  with such  information  required  to be  stated in the  Registration
Statement or necessary to make such information not misleading.

     (c) Each party agrees to promptly  notify the other of the  commencement of
any   litigation  or   proceedings   involving  any   indemnified   party.   The
indemnification provisions of this paragraph 10 shall survive the termination of this Agreement.

     11. The Investment  Company  reserves the right at any time to withdraw all offerings  of the  Shares  of any  Fund  and to  recommence  offering  any  time thereafter by written notice to the Distributor at its principal office.

     12.  The  Distributor  may at its  sole  discretion,  directly  or  through
Intermediaries,  repurchase  Shares  offered  for  sale by the  shareholders  or
Intermediaries.  Repurchase  of  Shares by the  Distributor  shall be at the net asset  value  (less any  applicable  sales,  redemption  or other  charges),  as described  in  the  Fund's  Registration  Statement,  next  determined  after  a repurchase  order has been received.  The Distributor will receive no commission or other  remuneration  for  repurchasing  Shares,  other  than  deferred  sales charges, as described in the Fund's Registration  Statement.  At the end of each business day, the Distributor shall notify, by means of electronic  transmission
(as may be  agreed-upon  by the parties to this  Agreement)  or in writing,  the
Investment Company and the Investment Company's transfer agent of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such  Shares,  and the  identity  of the  shareholders  or
Intermediaries offering Shares for repurchase.  Upon such notice, the Investment
Company  shall  pay  the  Distributor  such  amounts  as  are  required  by  the
Distributor to pay for the repurchase of such Shares in cash or in the form of a credit  against  moneys  due the  Investment  Company  from the  Distributor  as proceeds from the sale of Shares.  The Investment  Company reserves the right to suspend  such  repurchase  right upon  written  notice to the  Distributor.  The
Distributor further agrees to act as agent for the Investment Company to receive and transmit promptly to the Investment Company's transfer agent shareholder and
Intermediary requests for redemption of Shares.

     13. The Distributor is an independent contractor and shall be agent for the
Investment  Company  only in respect to the sale (but not the  advertising,  nor contracting with any Intermediaries for the sale),  redemption,  and exchange of the Shares,  including  for the limited  purpose of  determining  the time as of which Share transactions are deemed to have been received.

     14. The services of the  Distributor to the  Investment  Company under this
Agreement are not to be deemed  exclusive,  and the Distributor shall be free to render  similar  services or other  services  to others so long as its  services hereunder are not impaired thereby.

     15. The  Distributor  shall  prepare  reports  for the Board on a quarterly basis,  or more  frequently as reasonably  requested by the Board,  showing such information concerning  expenditures related to this Agreement or related to the operation and implementation of each Fund's Plan.

     16. As used in this Agreement, the terms "assignment,"  "interested person"
and  "majority of the  outstanding  voting  securities"  shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be  granted  by  the  SEC  by any  rule,  regulation,  order,  or  no-action  or interpretative letter.

     17. This Agreement will become effective with respect to a Fund on the date first written above,  provided it is properly  approved by the Board and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date.  Thereafter,  if not  terminated,  this Agreement  shall continue  in effect with  respect to each Fund for  successive  annual  periods, provided that such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding  voting  securities
(as  defined  the in 1940 Act) of the Fund,  provided  that in either  event the continuance  is  also  approved  by  a  majority  of  the  Investment  Company's
Independent  Board  Members,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     18. This  Agreement is terminable  with respect to some or all of the Funds without penalty by the Board,  by vote of a majority of the  outstanding  voting securities of the Fund (as defined in the 1940 Act), or by the  Distributor,  on not less than 60 days' written notice to the other party, and such notice period may be  waived  upon the  mutual  written  consent  of the  Distributor  and the
Investment  Company.  This Agreement  will also  automatically  and  immediately terminate  in the event of its  assignment  as  defined  in  Section  16 of this
Agreement.

     19.  Shares of any Fund may have been divided  into  separate  classes,  as described in the applicable Fund's  Registration  Statement,  and may have sales charges or discounts or waivers available for certain categories of investor.

     20.  The Fund and the  Distributor  agree  that the  information  exchanged hereunder and information about the respective customers and potential customers of each is confidential and as such shall not be disclosed,  sold or used in any way  except  to carry  out the  terms  of this  Agreement.  Notwithstanding  the foregoing,  such  confidential  information may be disclosed on a "need to know"
basis as set forth in applicable privacy rules and regulations.  The obligations regarding  confidentiality hereunder shall not apply to any information which is
(i) otherwise publicly  available,  (ii) already possessed by the entity to whom the information was disclosed prior to disclosure hereunder, (iii) independently developed by the entity, or (iv) disclosed pursuant to law, rule, regulation, or court or administrative  order or regulatory request. The Distributor shall have the  right to use any list of  shareholders  of the  Fund or any  other  list of investors  which it obtains in connection  with its provision of services  under this Agreement, provided that such use is consistent with applicable law and the privacy policies of the Distributor and the Fund. The Distributor further agrees to take  commercially  reasonable  steps,  in accordance with applicable law, to safeguard customer information. The provisions of this paragraph 20 will survive termination of this Agreement.

     21. From time to time,  each Fund may  implement  policies,  procedures  or charges  in an effort to avoid the  potential  adverse  effects  on the Funds of short-term trading by market timers. The Distributor agrees to cooperate in good faith with the Investment  Company in the  implementation  of any such policies, procedures  and/or  charges,  including  the  rejection or  cancellation  of any purchase or exchange order,  particularly  when there appears to be a pattern of market timing or other  frequent  purchases  and sale,  and the  imposition  and payment over to the Fund of redemption  fees  specified in the  Prospectus.  The
Distributor agrees, where appropriate,  to make reasonable efforts to obtain the agreement of Intermediaries to comply with the Funds' frequent trading and other policies  set forth in the  Funds'  Prospectus  or to take  alternative  actions reasonably designed to achieve compliance with these policies.

     22. No provision of this  Agreement may be changed,  waived,  discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or  termination  is sought.  This
Agreement may be executed in multiple counterparts.

     23. This Agreement shall be governed by, and construed in accordance  with, the laws of the State of Delaware, without regard to conflict of law principles;
provided,  however, that nothing herein shall be construed as being inconsistent with the 1940 Act.  Where the effect off a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule,  regulation or order of the SEC,  whether of special or general  application,  such  provision  shall be deemed to incorporate the effect of such rule, regulation or order.

     24. If any provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement shall not be affected thereby.

     25. Notices shall be provided to each party, as noted below:

         To the Distributor:
         Joseph Furey, Esq.
         100 Light Street
         Baltimore, Maryland 21202

         To the Investment Company:
         Peter H. Shriver
         90 Park Avenue, 34th Floor
         New York, New York 10016

     26. The Investment Company's Agreement and Declaration of Trust, as amended from time to time,  provides  that to the fullest  extent  permitted by Delaware law, no Board member or officer of the  Investment  Company  shall be liable for any act or  omission of any agent,  employee,  investment  adviser or  principal underwriter of the  Investment  Company and that such officers and Board members shall be indemnified out of the assets of the Investment Company,  except to the extent such exemption  from liability or limitation  thereof is not permitted by the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

ATTEST:                       THE BARRETT FUNDS

By:   /s/ Paula Elliot        By:  /s/ Peter Shriver
     Paula Elliot                  Peter Shriver, President

ATTEST:                       LEGG MASON INVESTOR SERVICES, LLC

By:   /s/ Vicki A. Schmultz   By:   /s/ Joseph Furey
     Vicki A. Schmultz             Joseph Furey, General Counsel and Secretary

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                                   Appendix A

                               Barrett Growth Fund